Exhibit 10.2

ASSIGNMENT AGREEMENT

This Agreement is made and entered into on the 14th day of July 2008, by and between Beverly Holdings. Inc., a Nevada corporation ("Beverly"), and MIRA, LLC, a Nevada limited liability company ("MIRA").

WHEREAS, Beverly and MIRA have previously entered into a New Business Development Agreement dated June 14, 2008 (the "Consulting Agreement"), pursuant to which MIRA has and continues to provide consulting services to Beverly relating to the creation of a new business opportunity for Beverly;

WHEREAS, pursuant to the Consulting Agreement, MIRA has identified Granger Mortgage Corp., a Florida corporation engaged in the mortgage lending business in the state of Florida and approximately 17 other states ("Granger");

WHEREAS, on July 1, 2008, MIRA entered into a Stock Purchase Agreement, with the shareholder of Granger to purchase all of the outstanding shares of common stock of Granger, a form of which is attached hereto as Exhibit 1;

WHEREAS, MIRA desires to assign to Beverly all of its rights, titles, and interests in and to the Stock Purchase Agreement

WHEREAS, Beverly desires to accept such assignment and to be fully bound by the terms of the Stock Purchase Agreement;

It is therefore agreed, for $1.00 and other value consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto:

1.            Assignment. MIRA hereby assigns to Beverly all of MIRA's rights, titles, and interests in and to the Stock Purchase Agreement and relinquishes to Beverly any and all interests MIRA holds therein. This assignment is an assignment of the entire Stock Purchase Agreement.

2.            Acceptance of the Assignment. Beverly hereby accepts MIRA's assignment of the Stock Purchase Agreement and covenants to perform all obligations therein required of MIRA and to faithfully perform, adhere to, and satisfy all such terms, representations, warranties, and conditions therein imposed upon or to which MIRA is subject as if such obligations, terms, representations, warranties, and conditions are and have been Beverly's from and including July 1, 2008.

BEVERLY HOLDINGS, INC.	MIRA, LLC

/s/ Jonathan Roylance	/s/ Peter Gadkowski,
Jonathan Roylance	Peter Gadkowski, Co-Manager
CEO